Exhibit 99.1
Investor Relations Contact
Mike Saviage
Adobe
408-536-4416
ir@adobe.com
Public Relations Contact
Dan Berthiaume
Adobe
408-536-2584
dberthia@adobe.com

FOR IMMEDIATE RELEASE
Adobe Reports Record Revenue
Adobe Document Cloud Achieves Year-Over-Year Growth of 22 Percent

SAN JOSE, Calif. - June 14, 2018 - Adobe (Nasdaq:ADBE) today reported strong financial results for its second quarter fiscal year 2018 ended June 1, 2018.

Financial Highlights

•	Adobe achieved record quarterly revenue of $2.20 billion in its second quarter of fiscal year 2018, which represents 24 percent year-over-year revenue growth.

•	Diluted earnings per share was $1.33 on a GAAP-basis, and $1.66 on a non-GAAP basis.

•
Digital Media segment revenue was $1.55 billion, with Creative revenue growing to $1.30 billion and Document Cloud achieving record revenue of $243 million, which represents 22 percent year-over-year growth.

•
Digital Media Annualized Recurring Revenue (“ARR”) grew to $6.06 billion exiting the quarter, a quarter-over-quarter increase of $343 million. Creative ARR grew to $5.37 billion, and Document Cloud ARR grew to $694 million.

•	Digital Experience segment revenue was $586 million, which represents 18 percent year-over-year growth.

•	Operating income grew 39 percent and net income grew 77 percent year-over-year on a GAAP-basis; operating income grew 33 percent and net income grew 62 percent year-over-year on a non-GAAP basis.

•	Cash flow from operations was $976 million, and deferred revenue grew 27 percent year-over-year to approximately $2.63 billion.

•	Adobe repurchased approximately 2.6 million shares during the quarter, returning $589 million of cash to stockholders.
A reconciliation between GAAP and non-GAAP results is provided at the end of this press release and on Adobe’s website.
Executive Quotes
“Adobe delivers all the capabilities to enable transformative digital experiences, including content creation and management, predictive analytics and commerce,” said Shantanu Narayen, president and CEO, Adobe. “Our record results in Q2 reflect continued execution against this significant opportunity where Adobe is the clear market leader.”
“Adobe delivered record revenue with strong earnings and cash flow, and we expect our momentum to continue in the second half of fiscal 2018,” said John Murphy, executive vice president and CFO, Adobe.

Adobe to Webcast Earnings Conference Call
Adobe will webcast its second quarter fiscal year 2018 earnings conference call today at 2:00 p.m. Pacific Time from its investor relations website: www.adobe.com/ADBE. Earnings documents, including Adobe management’s prepared conference call remarks with slides, financial targets and an investor datasheet are posted to Adobe’s investor relations website in advance of the conference call for reference. A reconciliation between GAAP and non-GAAP earnings results and financial targets is also provided on the website.
Forward-Looking Statements Disclosure
This press release contains forward-looking statements, including those related to business momentum, our market opportunity, revenue, annualized recurring revenue, non-operating other expense, tax rate on a GAAP and non-GAAP basis, earnings per share on a GAAP and non-GAAP basis, and share count, all of which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to develop, acquire, market and offer products and services that meet customer requirements, failure to compete effectively, introduction of new technology, complex sales cycles, risks related to the timing of revenue recognition from our subscription offerings, fluctuations in subscription renewal rates, potential interruptions or delays in hosted services provided by us or third parties, risks associated with cyber-attacks, information security and privacy, failure to realize the anticipated benefits of past or future acquisitions, changes in accounting principles and tax regulations, uncertainty in the financial markets and economic conditions in the countries where we operate, and other various risks associated with being a multinational corporation. For a discussion of these and other risks and uncertainties, please refer to Adobe’s Annual Report on Form 10-K for our fiscal year 2017 ended Dec. 1, 2017, and Adobe's Quarterly Reports on Form 10-Q issued in fiscal year 2018.
The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Adobe’s Quarterly Report on Form 10-Q for our quarter ended June 1, 2018, which Adobe expects to file in June 2018.
Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.
About Adobe

Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.
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© 2018 Adobe Systems Incorporated. All rights reserved. Adobe, Adobe Document Cloud and the Adobe logo are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended		Six Months Ended
	June 1, 2018	June 2, 2017	June 1, 2018	June 2, 2017
Revenue:
Subscription	$1,923,131	$1,483,690	$3,716,489	$2,867,546
Product	150,993	171,545	322,601	354,930
Services and support	121,236	116,955	235,217	231,360
Total revenue	2,195,360	1,772,190	4,274,307	3,453,836

Cost of revenue:
Subscription	186,355	142,734	351,040	283,915
Product	10,779	15,488	23,656	29,821
Services and support	84,210	81,138	165,550	162,961
Total cost of revenue	281,344	239,360	540,246	476,697

Gross profit	1,914,016	1,532,830	3,734,061	2,977,139

Operating expenses:
Research and development	374,128	299,401	722,897	584,478
Sales and marketing	646,215	553,098	1,227,172	1,073,395
General and administrative	178,040	156,929	348,480	307,737
Amortization of purchased intangibles	17,149	19,320	34,295	38,448
Total operating expenses	1,215,532	1,028,748	2,332,844	2,004,058

Operating income	698,484	504,082	1,401,217	973,081

Non-operating income (expense):
Interest and other income (expense), net	11,599	5,154	28,271	12,360
Interest expense	(20,363)	(18,347)	(40,262)	(36,477)
Investment gains (losses), net	1,079	1,729	4,075	4,286
Total non-operating income (expense), net	(7,685)	(11,464)	(7,916)	(19,831)
Income before income taxes	690,799	492,618	1,393,301	953,250
Provision for income taxes	27,632	118,228	147,058	180,414
Net income	$663,167	$374,390	$1,246,243	$772,836
Basic net income per share	$1.35	$0.76	$2.53	$1.56
Shares used to compute basic net income per share	491,914	494,371	491,993	494,492
Diluted net income per share	$1.33	$0.75	$2.50	$1.54
Shares used to compute diluted net income per share	498,252	500,351	499,166	501,032

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	June 1, 2018	December 1, 2017
ASSETS

Current assets:
Cash and cash equivalents	$2,987,986	$2,306,072
Short-term investments	3,346,078	3,513,702
Trade receivables, net of allowances for doubtful accounts of $9,869 and $9,151, respectively	1,074,877	1,217,968
Prepaid expenses and other current assets	332,503	210,071
Total current assets	7,741,444	7,247,813

Property and equipment, net	993,486	936,976
Goodwill	5,823,792	5,821,561
Purchased and other intangibles, net	320,478	385,658
Deferred income taxes	117,970	—
Other assets	166,234	143,548
Total assets	$15,163,404	$14,535,556

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$117,194	$113,538
Accrued expenses	1,030,367	993,773
Income taxes payable	37,933	14,196
Deferred revenue	2,543,462	2,405,950
Total current liabilities	3,728,956	3,527,457

Long-term liabilities:
Debt	1,874,057	1,881,421
Deferred revenue	90,805	88,592
Income taxes payable	611,509	173,088
Deferred income taxes	—	279,941
Other liabilities	152,494	125,188
Total liabilities	6,457,821	6,075,687

Stockholders’ equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	5,354,175	5,082,195
Retained earnings	10,471,066	9,573,870
Accumulated other comprehensive income (loss)	(129,230)	(111,821)
Treasury stock, at cost (110,399 and 109,572, respectively), net of reissuances	(6,990,489)	(6,084,436)
Total stockholders’ equity	8,705,583	8,459,869
Total liabilities and stockholders’ equity	$15,163,404	$14,535,556

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended
	June 1, 2018	June 2, 2017
Cash flows from operating activities:
Net income	$663,167	$374,390
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	76,360	81,635
Stock-based compensation	144,322	116,049
Unrealized investment (gains) losses, net	(573)	(1,579)
Changes in deferred revenue	62,063	14,746
Changes in other operating assets and liabilities	31,067	59,586
Net cash provided by operating activities	976,406	644,827

Cash flows from investing activities:
Purchases, sales and maturities of short-term investments, net	131,896	(30,079)
Purchases of property and equipment	(45,316)	(55,297)
Purchases and sales of long-term investments, intangibles and other assets, net	(4,287)	(2,171)
Acquisitions, net of cash	(14,614)	—
Net cash provided by (used for) investing activities	67,679	(87,547)

Cash flows from financing activities:
Purchases of treasury stock	(700,000)	(300,000)
Taxes paid related to net share settlement of equity awards, net of proceeds from treasury stock reissuances	(16,854)	(13,788)
Repayment of capital lease obligations	(511)	(644)
Net cash used for financing activities	(717,365)	(314,432)
Effect of exchange rate changes on cash and cash equivalents	(5,715)	5,206
Net increase in cash and cash equivalents	321,005	248,054
Cash and cash equivalents at beginning of period	2,666,981	1,068,896
Cash and cash equivalents at end of period	$2,987,986	$1,316,950

Non-GAAP Results
(In thousands, except per share data)
The following tables show Adobe’s GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended
	June 1, 2018	June 2, 2017	March 2, 2018
Operating income:

GAAP operating income	$698,484	$504,082	$702,733
Stock-based and deferred compensation expense	146,773	118,591	136,414
Restructuring and other charges	—	(97)	—
Amortization of purchased intangibles	32,378	36,556	31,704
Non-GAAP operating income	$877,635	$659,132	$870,851

Net income:

GAAP net income	$663,167	$374,390	$583,076
Stock-based and deferred compensation expense	146,773	118,591	136,414
Restructuring and other charges	—	(97)	—
Amortization of purchased intangibles	32,378	36,556	31,704
Investment (gains) losses, net	(1,079)	(1,729)	(2,996)
Income tax adjustments	(15,812)	(17,419)	23,987
Non-GAAP net income	$825,427	$510,292	$772,185

Diluted net income per share:

GAAP diluted net income per share	$1.33	$0.75	$1.17
Stock-based and deferred compensation expense	0.29	0.23	0.27
Amortization of purchased intangibles	0.06	0.07	0.06
Income tax adjustments	(0.02)	(0.03)	0.05
Non-GAAP diluted net income per share	$1.66	$1.02	$1.55

Shares used in computing diluted net income per share	498,252	500,351	499,433

Non-GAAP Results (continued)

Three Months Ended
June 1, 2018
Effective income tax rate:

GAAP effective income tax rate	4.0%
Trading structure change	6.0
Impacts of the Tax Act	(3.0)
Income tax adjustments	(2.0)
Non-GAAP effective income tax rate*	5.0%

_________________________________________

*
The GAAP effective income tax rate of 4% is the rate for the quarter based on tax events within the quarter. Income tax adjustments, which are included in both GAAP and non-GAAP earnings, will fluctuate from quarter-to-quarter but will normalize over the fiscal year due to the timing of tax events including the timing of recognition of excess tax benefits within each quarter.

Use of Non-GAAP Financial Information

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe’s operating results. Adobe believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows institutional investors, the analyst community and others to better understand and evaluate our operating results and future prospects in the same manner as management.

Adobe’s management believes it is useful for itself and investors to review, as applicable, both GAAP information as well as non-GAAP measures, which may exclude items such as stock-based and deferred compensation expenses, restructuring and other charges, amortization of purchased intangibles and certain activity in connection with technology license arrangements, investment gains and losses, the related tax impact of all of these items, income tax adjustments, and the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes. Adobe uses these non-GAAP measures in order to assess the performance of Adobe’s business and for planning and forecasting in subsequent periods. Whenever such a non-GAAP measure is used, Adobe provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.